Exhibit 99.1

FEDERAL HOME LOAN BANK OF NEW YORK

Statements of Condition (Unaudited) (in thousands)

	December 31,
ASSETS	2006		2005
	$		$
Cash and due from banks		38,850		22,113
Interest-bearing deposits		5,591,077		8,699,107
Federal funds sold		3,661,000		2,925,000
Available-for-sale securities		—		—
Held-to-maturity securities		11,251,097		9,566,441
Advances (includes FAS133 valuation adjustment)		59,012,394		61,901,534
Mortgage loans net of allowance for credit losses		1,483,419		1,466,943
Loans to other FHLBanks		—		—
Accrued interest receivable		406,123		377,253
Premises and equipment, net		11,107		11,257
Derivative assets		224,775		19,197
Other assets		23,145		24,673

	$		$
TOTAL ASSETS		81,702,987		85,013,518

LIABILITIES AND CAPITAL
Liabilities
Deposits and borrowings:
Demand deposits
	$		$
Interest -bearing demand		2,185,528		2,631,821
Non-interest-bearing demand		124,000		(953)
Term		80,000		19,525

Total deposits and borrowings		2,389,528		2,650,393

Consolidated obligations, net:
Bonds		62,042,675		56,768,622
Discount notes		12,191,553		20,510,525

Total consolidated obligations		74,234,228		77,279,147

Mandatorily redeemable capital stock		109,950		18,087
Accrued interest payable		735,215		498,317
Affordable Housing Program		101,898		91,004
Payable to REFCORP		17,476		14,062
Derivative liabilities		107,615		491,866
Other liabilities		102,684		85,262

Total liabilities		77,798,594		81,128,137

Capital
Capital Stock		3,546,253		3,590,454
Unrestricted retained earnings		368,688		291,413
Accumulated other comprehensive income/(loss):
Net unrealized gains (losses) on AFS Securities		—		—
Net unrealized gains (losses) on hedging activities		(4,763)		5,351
Net unrealized (loss) on benefit equalization plan		(5,785)		(1,838)

Total capital		3,904,393		3,885,380

	$		$
TOTAL LIABILITIES AND CAPITAL		81,702,987		85,013,519